4000 Union Pacific Avenue
City of Commerce, CA 90023
www.99only.com
Contacts:
Rob Kautz
EVP & CFO
323-881-1293

Ana Gamez
Executive Assistant
323-881-1247

FOR IMMEDIATE RELEASE

99¢ ONLY STORES® UPDATES STATUS OF SEC FILINGS AND ANNOUNCES NYSE ADDITIONAL TRADING PERIOD

CITY OF COMMERCE, CA - December 27, 2006 - 99¢ Only Stores® (NYSE:NDN) (the “Company”) is updating the status of its delayed Form 10-K for the fiscal year ended March 31, 2006 and Form 10-Qs for the quarters ended June 30, 2006 and September 30, 2006 (the “SEC Reports”). These reports are unable to be filed until the Company completes certain procedures with its current and two predecessor external auditors regarding the appropriate accounting treatment for certain previously disclosed errors related to historical option grants. Upon completion of these procedures, which the Company anticipates to be in late January or February 2007, the Company will update its SEC Reports for subsequent events, if any, and then expects to be able to file its SEC Reports and schedule its shareholder meeting.

Due to its delayed 2006 annual filing, the Company has requested and the New York Stock Exchange (“NYSE”) has granted the Company an additional trading period of up to three months under its rules applicable to late filers, meaning that the Company has until April 2, 2007 to file its delayed 2006 Form 10-K. Accordingly, the Company may continue to trade on the NYSE during that period, subject to ongoing NYSE monitoring of the Company’s progress with regards to its timetable for completing its delayed SEC filings. If the Company does not meet this April 2nd deadline, it may apply for up to an additional three-month trading period, but there can be no assurance that the NYSE will grant such request.

As previously disclosed, the Company’s management conducted a voluntary, self-initiated review of the measurement dates for the Company’s stock option grants and found that certain measurement date errors occurred during the period 1999-2004. These errors result in adjustments that would have increased non-cash compensation expense in these periods. Since this prior announcement, the Company has determined that several historical option grants to consultants during 1996-1998 were incorrectly accounted for as employee option grants. As a result, in addition to the approximately $2.2 million in pre-tax unrecorded non-cash compensation expense for measurement date errors, the Company also expects to incur a charge of approximately $0.5 million in pre-tax unrecorded non-cash compensation expense related to the accounting for such consultant options. The Company continues to believe that these adjustments are not material to its financial statements in any of the periods to which the adjustments were related, and, therefore, does not believe that it is necessary to amend or revise its historical financial statements. The cumulative after-tax net income impact of the unrecorded adjustments from the periods 1996-2004 is approximately $2.1 million.

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99¢ Only Stores®, the nation's oldest existing one-price retailer, operates 245 retail stores in California, Texas, Arizona and Nevada, and also operates a wholesale division called Bargain Wholesale. 99¢ Only Stores® emphasizes name-brand consumables, priced at an excellent value, in attractively merchandised stores, where nothing is ever over 99¢.

We have included statements in this release that constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. The words "expect," "estimate," "anticipate," "predict," "believe" and similar expressions and variations thereof are intended to identify forward-looking statements. Such statements appear in this release and include statements regarding the intent, belief or current expectations of the Company, its directors or officers with respect to, among other things, the Company’s expected timeline for filing its delayed SEC Reports and the impact on the Company’s financial statements of certain errors in accounting for stock options. The shareholders of the Company and other readers are cautioned not to put undue reliance on such forward-looking statements. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in this release for the reasons, among others, discussed in the reports and other documents the Company files from time to time with the Securities and Exchange Commission, including the risk factors contained in the Section - “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Note to Editors: 99¢ Only Stores® news releases and information available on the World Wide Web at http://www.99only.com. Contact Rob Kautz, EVP & CFO, 323-881-1293.